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                                                                    EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Texas Industries, Inc. for the registration of 2,900,000 shares of its common stock and to the inclusion of our report dated July 8, 1997, with respect to the consolidated financial statements of Texas Industries, Inc. included in its Annual Report (Form 10-K) for the year ended May 31, 1997, filed with the Securities and Exchange Commission.



                                              /s/ ERNST & YOUNG LLP
                                              -------------------------------
                                                  Ernst & Young LLP


Dallas, Texas
April 17, 1998